Exhibit 99.1

News Release

Contact:
Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

April 23, 2009

SUNTRUST REPORTS FIRST QUARTER RESULTS

Improved Core Results Impacted by Non-Cash Goodwill Impairment Charge

Company Reports Record Deposit Growth, Significantly Bolstered Loan Loss Reserves, and

Enhanced Capital Position

ATLANTA— SunTrust Banks, Inc. (NYSE: STI) today reported a net loss for the first quarter of 2009 of $815.2 million compared to net income of $290.6 million in the first quarter of 2008. Net loss per average common diluted share was $2.49 compared to net income per average common diluted share of $0.81 in the first quarter of 2008. The majority of the first quarter loss to common shareholders was attributable to a non-cash, after-tax charge of $714.8 million, or $2.03 per share, related to the impairment of goodwill. The goodwill impairment charge had no impact on the Company’s strong regulatory capital and tangible equity ratios. Excluding the impairment charge, the loss in the first quarter was $0.46 per common share compared to a loss of $1.07 per common share in the fourth quarter of 2008. The loss in the fourth quarter was primarily attributable to higher recession-related credit costs.

“There are two clear messages that emerge from our first quarter results,” said James M. Wells III, SunTrust Chairman and Chief Executive Officer. “First, SunTrust, like other financial institutions, is still working through credit and earnings challenges as the weak economy continues to take a toll on performance. Second, there are some preliminary signs of improvement in several key areas, including mortgage originations, consumer and commercial deposit growth, and early-stage delinquencies.” Mr. Wells said the first quarter loss was entirely driven by the goodwill charge and increased reserves for loan losses, while revenue improved due to growth in mortgage originations. “Given that economic challenges remain, SunTrust is sharply focused on maintaining a strong capital position and mitigating near-term recession-related risk. At the same time, we continue to implement initiatives to take advantage of post-cycle growth opportunities. We are enhancing execution, improving service quality, and executing on numerous additional tactics to augment overall client satisfaction. Our record level of deposit growth is good evidence of these efforts and, coupled with our continued focus on core expense management, has positive implications for the future.”

Non-Cash Goodwill Impairment Charge

The Company recorded a non-cash, after-tax goodwill impairment charge of $714.8 million to common shareholders due to continued deterioration in real estate-related market conditions and in the macro economic environment, which put downward pressure on the fair value of the Company’s mortgage and commercial real estate-related assets. The impairment charge has no impact on the Company’s regulatory capital and tangible equity ratios. SunTrust remains committed to the clients, products, and services of the impacted businesses and believes that the long-term growth prospects of these businesses are strong.

Loan Loss Reserves and Credit-Related Expenses

The Company recorded a provision for loan losses of $994.1 million, which exceeded net charge-offs of $610.1 million by $384.0 million and increased the allowance for loan and lease losses to $2,735.0 million, or 2.21% of total loans. Credit-related expenses, exclusive of the provision for loan losses, were $184.9 million in the first quarter, down $230.7 million compared to the fourth quarter. The provision for loan losses in the first quarter of 2009 increased $31.6 million compared to the fourth quarter, resulting in a net decline in credit-related expenses of $199.1 million compared to the fourth quarter.

Deposit and Loan Growth

The Company generated strong deposit growth in the first quarter, with average consumer and commercial deposits increasing $5.3 billion, or 5.2%, and end of period balances increasing $7.2 billion, or 6.8%, compared to the fourth quarter. This record level of growth was driven by clients seeking the security of bank deposits and the successful “Live Solid. Bank Solid.” brand advertising that attracted new clients and expanded relationships. Further, through an intense focus on improved execution, the Company has been successful in improving client satisfaction, acquisition, and retention, which it also believes is contributing to the significant level of deposit growth.

Average total loans increased $2.1 billion, or 1.7%, over the first quarter of 2008. Growth occurred in both consumer and commercial loan categories, with the most significant growth in commercial loans and the most significant decline in construction loans. Average loans held for sale decreased by $1.5 billion, or 22%, compared to the first quarter of 2008, and increased $1.4 billion or 35% compared to the fourth quarter.

Capital and Liquidity

The estimated Tier 1 capital and tangible common equity to tangible asset ratios at March 31, 2009 were 11.00% and 5.82%, an increase of 13 and 23 basis points, respectively, compared to December 31, 2008, primarily due to the decrease in tangible assets related to the December sale of securities. The Company has substantial available liquidity due to inflows of high quality deposits and longer term financing sources, although weak demand remains for loans from higher quality borrowers.

First Quarter 2009 Consolidated Highlights:

	1st Quarter	1st Quarter	%
	2009	2008	Change
Income Statement
(Dollars in millions, except per share data)
Net income/(loss)	$(815.2)	$290.6	(380.5)%
Net income/(loss), excluding goodwill impairment	(91.3)	290.6	(131.4)
Net income/(loss) available to common shareholders	(875.4)	281.6	(410.9)
Net income/(loss) available to common shareholders, excluding goodwill impairment	(160.6)	281.6	(157.0)
Net income/(loss) per average common diluted share	(2.49)	0.81	(407.4)
Net income/(loss) per average common diluted share, excluding goodwill impairment	(0.46)	0.81	(156.8)
Total revenue – fully taxable-equivalent	2,239.5	2,225.3	0.6
Net interest income – fully taxable equivalent	1,093.0	1,167.8	(6.4)
Provision for loan losses	994.1	560.0	77.5
Noninterest income	1,146.5	1,057.5	8.4
Noninterest expense	2,177.3	1,252.2	73.9
Noninterest expense, excluding goodwill impairment	1,426.2	1,252.2	13.9
Net interest margin – fully taxable equivalent	2.87%	3.07%	(7.0)

Balance Sheet
(Dollars in billions)
Average loans	$125.3	$123.3	1.7%
Average consumer and commercial deposits	107.5	101.2	6.3

Capital
Tier 1 capital ratio (1)	11.00%	7.23%
Total average shareholders’ equity to total average assets	12.51	10.28
Tangible common equity to tangible assets	5.82	6.34

Asset Quality
Net charge-offs to average loans (annualized)	1.97%	0.97%
Allowance for loan losses to period end loans	2.21	1.25
Nonperforming loans to total loans	3.75	1.65

(1) Current period Tier 1 capital ratio is estimated as of the earnings release date

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A net loss of $815.2 million was reported due to higher provision for loan losses and an after-tax goodwill impairment charge of $723.9 million. Net loss available to common shareholders was $875.4 million and, excluding the goodwill impairment charge, was $160.6 million, which was $214.3 million better than the fourth quarter. Net loss available to common shareholders is net of dividends paid on preferred stock held by the U.S. Treasury of $66.3 million related to SunTrust’s $4.85 billion of preferred stock issued as part of the U.S. Treasury’s Capital Purchase Plan in the fourth quarter of 2008.

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Fully taxable-equivalent total revenue increased 0.6% compared to the first quarter of 2008 and 16.3% versus the fourth quarter of 2008, as increased noninterest income more than offset a decline in net interest income.

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Fully taxable-equivalent net interest income declined 6.4% from the first quarter of 2008, as yields on average earning assets declined at a more rapid rate than funding costs. One less day in the quarter and a reduction in dividend income from our reduced holdings of common stock in The Coca-Cola Company also contributed to the decline. Net interest margin for the first quarter was 2.87%, a decline of 20 basis points from the first quarter of 2008 and 27 basis points from the fourth quarter.

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Noninterest income increased 8.4% from the first quarter of 2008, driven by an almost three-fold increase in mortgage-related income, partially offset by reductions in trust and investment management and retail investment income compared to the same period in 2008. The first quarter of 2008 also included transaction-related gains of $212.7 million compared to gains of $25.3 million in 2009. In addition, the first quarter of 2008 included net market valuation losses of $163.7 million while the first quarter of 2009 included net gains of $62.5 million. The market valuation adjustments pertain primarily to mark to market adjustments on securities, loan warehouses, as well as our public debt and related hedges carried at fair value.

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Noninterest expense increased 73.9% from the first quarter of 2008, primarily driven by the impairment of goodwill. Excluding the goodwill charge, noninterest expense increased 13.9% primarily due to higher credit-related costs, FDIC insurance premiums, and pension costs, which collectively account for more than the entire increase.

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Total average loans increased 1.7% from the first quarter of 2008. The increase in average loans was due to growth in certain commercial and consumer loan portfolios, partially offset by declines in construction and residential mortgage loans.

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Consumer and commercial deposits increased 6.3% over the first quarter of 2008. The increase in average consumer and commercial deposits was driven mainly by growth in average demand deposit and money market account balances. On a sequential annualized basis, consumer and commercial deposits increased approximately 21%.

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The estimated Tier 1 capital, total average shareholders’ equity to total average assets, and tangible common equity to tangible asset ratios were 11.00%, 12.51%, and 5.82%, respectively compared to 10.87%, 11.23%, and 5.59%, respectively, as of year end.

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Annualized net charge-offs were 1.97% of average loans for the first quarter of 2009, up from 0.97% of average loans in the first quarter of 2008 and 1.72% of average loans in the fourth quarter of 2008. The increase in net charge-offs from the first quarter of 2008 was driven by commercial, residential mortgage, home equity, and real estate construction loans.

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Nonperforming loans to total loans increased to 3.75% as of March 31, 2009 from 3.10% as of December 31, 2008 and 1.65% as of March 31, 2008, due mainly to increased levels of residential real estate and real estate construction loans.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,239.5 million for the first quarter of 2009, which was virtually unchanged from the first quarter of 2008. Growth in mortgage-related income exceeded declines in net interest income and other fee-based revenues. The first quarter of 2008 also included gains from the Company’s interest in Visa, the sale/leaseback of bank-owned real estate, and the sale of our remaining interest in Lighthouse Investment Partners, collectively totaling $212.7 million.

Net Interest Income

Fully taxable-equivalent net interest income was $1,093.0 million in the first quarter of 2009, a decrease of 6.4% from the first quarter of 2008 and 9.6% from the sequential quarter. First quarter of 2008 and fourth quarter of 2008 average earning assets were essentially unchanged compared to the current quarter. Consequently, the decline in net interest income was driven primarily by margin compression, as well as one less day compared to the first quarter of 2008 and two fewer days compared to the fourth quarter. Net interest margin for the first quarter of 2009 was 2.87%, a 20 basis point decline from the first quarter of 2008 and a 27 basis point decline from the fourth quarter of 2008. Average earning asset yields declined 139 basis points, while average interest-bearing liability costs declined 130 basis points compared to the first quarter of 2008. The total yield on earning assets continues to be adversely affected by the growth in nonperforming loans, as well as lower market interest rates.

Noninterest Income

Total noninterest income was $1,146.5 million for the first quarter of 2009, up $89.0 million, or 8.4%, from the first quarter of 2008. Increases in mortgage-related income and the recognition of a $25.3 million gain on the extinguishment of long-term debt were partially offset by income recorded in the first quarter of 2008 related to i) the gain on sale of our remaining interest in Lighthouse Investment Partners of $89.4 million, ii) the gain on the sale/leaseback of corporate real estate properties of $37.0 million, and iii) the gain from the Visa initial public offering of $86.3 million.

Mortgage production income was $250.5 million in the first quarter of 2009 compared to $85.6 million in the first quarter of 2008. The increase was due to a 14.6% increase in production volume over the first quarter of 2008 to $13.4 billion, higher margins on current mortgage production and lower market valuation losses on loans carried at fair market value. Mortgage servicing income increased to $83.4 million, up $54.3 million over the first quarter of 2008. The majority of the increase was an impairment recovery of $31.3 million related to mortgage servicing rights carried at amortized cost. Additionally, in the first quarter of 2009, the Company elected to record at fair value mortgage servicing rights generated in 2008 and 2009 and has actively begun hedging the change in fair value of those servicing rights. During the first quarter, the Company recorded $19.2 million of fair value gains related to mortgage servicing with an offsetting mark to market hedging loss recorded in trading income. At quarter end, SunTrust serviced $166.4 billion in mortgage loans, up $11.0 billion, or 7.1%, from the first quarter of 2008.

During the quarter, the Company recorded $112.6 million in mark to market valuation gains on its public debt and related hedges carried at fair value compared to $240.1 million in the first quarter of 2008. The first quarter of 2008 also included $287.2 million in mark to market losses primarily related to investments in asset-backed securities that were acquired in the fourth quarter of 2007 and other trading and securitization activities compared to approximately $33.7 million for the first quarter of 2009, as our exposure to these investments has been substantially reduced through sales, maturities, and write downs. Trading income also includes the previously mentioned $19.2 million mark to market hedging loss offsetting the gain in mortgage servicing income. Capital markets-related trading income increased slightly as compared to the first quarter of 2008 and improved significantly versus the fourth quarter due to improved fixed income and equity derivatives performance. Securities gains/losses in the first quarter of 2008 included $64.1 million in market value impairment primarily related to certain asset-backed securities that were classified as available for sale and estimated to be other than temporarily impaired.

The Company elected not to early apply the recently issued FASB Staff Positions (“FSPs”) regarding measuring fair value and other than temporary impairment. The Company does not expect these FSPs to have a significant impact on its financial results upon the adoption in the second quarter of 2009.

Growth in other transaction fee-related income in the current economic environment was limited; however, the Company generated a 7.4% increase in investment banking income, on improved bond origination and direct financing revenues, and slight gains in credit card fees over the first quarter of 2008. In the first quarter of 2009, trust and investment management income and retail investment services declined 28.0% and 21.6%, respectively, compared to the same quarter of 2008, as declines in the equity markets and reduced brokerage activity adversely impacted revenue.

Noninterest Expense

Total noninterest expense in the first quarter of 2009 was $2,177.3 million, up $925.1 million, or 73.9%, from the first quarter of 2008. Excluding the impact of the goodwill impairment charge, the growth in noninterest expense was $174.0 million, or 13.9%, driven by increased credit-related and other economically cyclical expenses. Increased credit-related expenses include credit and collection costs up $20.1 million, other real estate expense up $32.2 million, and mortgage insurance reserves up $63.0 million, partially offset by a decline of $7.6 million in operating losses. Economically cyclical pension costs increased $36.8 million and FDIC premiums increased $43.1 million. As a result, these credit and other cyclical cost increases drove 120% of the total increase in expenses excluding goodwill. In the first quarter of 2009, the Company incurred fraud-related losses associated with borrower misrepresentations on mortgage loan documentation, as well as operating losses from denied insurance claims that had been reserved for as of year end. While these operational issues may persist in 2009, the Company has determined that borrower credit-related issues are now the predominant contributor to the losses. Consequently, the provision for loan losses in the first quarter of 2009 includes losses with characteristics that were previously classified as fraud-related and would have been reflected in operating losses in prior periods. Realized losses on these loans in future periods will be reflected as charge-offs.

Total personnel expenses in the first quarter of 2009 increased $21.0 million, or 2.9%, from the same period in 2008 due to increased pension expense driven by lower returns on pension assets and a decrease in the discount rate used to measure the pension obligation. This increase was partially offset by a decrease in salaries attributable to the outsourcing of certain operations in the third quarter of 2008, which was the primary factor contributing to the increase in outside processing. Total personnel declined by approximately 2,500 full-time employees since March 31, 2008. FDIC insurance premiums increased $43.1 million from the first quarter of 2008 as a result of higher deposit balances and premium rates. The FDIC is currently contemplating a special insurance assessment of all financial institutions which, if approved by the FDIC, will likely be recognized in the second quarter. The majority of other expense categories declined as a result of the Company’s focus on efficiency and expense management. Included in the first quarter of 2008 was $11.7 million in net costs from the early retirement of debt that was carried at cost and a $39.1 million reversal of a portion of the accrued liability associated with Visa litigation.

Income Taxes

For the first quarter of 2009, the Company recognized a benefit for income taxes of $150.8 million as a result of the pre-tax loss, compared to a provision for income taxes of $91.6 million in the first quarter of 2008. The effective tax rate of (15.6)% compared to (47.1)% in the fourth quarter, was significantly impacted by a $677.4 million non-deductible portion of the goodwill impairment charge.

U.S. Treasury Preferred Dividends

The Company recorded $66.3 million in preferred dividends related to the $4.85 billion in preferred securities issued to the U.S. Treasury under the Capital Purchase Program. The 5.5% effective yield reflects the 5.0% dividend rate and the amortization of the discount recorded on the preferred stock at issuance.

Balance Sheet

As of March 31, 2009, SunTrust had total assets of $179.1 billion. Shareholders’ equity of $21.6 billion as of March 31, 2009, represented 12.1% of total assets. Book value and tangible book value per common share were $46.03 and $28.15 respectively, as of March 31, 2009.

Loans

Average loans for the first quarter of 2009 were $125.3 billion, up $2.1 billion, or 1.7%, from the first quarter of 2008. The increase was due to growth in certain commercial and consumer loan portfolios, partially offset by declines in construction and residential mortgage loans. Compared to the fourth quarter of 2008, average loans declined $2.3 billion, or 1.8%, primarily driven by declines in construction lending, due to lower demand, commercial loans, due to a decline in utilization by commercial clients, and residential mortgages, due to higher prepayments. SunTrust continues to be an active lender and, despite lower client demand, home equity lines of credit, consumer direct, and commercial real estate categories have grown as compared to both the first quarter and the fourth quarter of 2008. Average loans held for sale increased $1.4 billion, or 34.8%, as mortgage production increased 86.0% to $13.4 billion. Total loan production in the first quarter increased to almost $23 billion, up over 20% from the fourth quarter. Strong mortgage originations drove the growth with weak loan demand from commercial clients for working capital and real estate needs partially offsetting the mortgage growth.

Deposits

Average consumer and commercial deposits for the first quarter of 2009 were $107.5 billion, up 6.3%, from the first quarter of 2008, and 5.2% versus last quarter, displaying accelerated growth in the first quarter. End of period balances increased to $112.4 billion, up $7.2 billion, or 6.8%, compared to the fourth quarter. Growth is occurring in all products with the exception of savings. Deposit growth is the result of marketing campaigns, competitive pricing, and client’s increased preference for the security of insured deposit products. Further, through an intense focus on improved execution, the Company has been successful in improving client satisfaction, acquisition, and retention, which the Company also believes is contributing to the record level of deposit growth. During the first quarter, growth was led by noninterest-bearing deposits, which increased $1.9 billion, or 8.9%. Strong growth also occurred in money market and NOW accounts. Due to the increased deposit-related liquidity, the Company reduced average total brokered and foreign deposits by 52.1% from the first quarter of 2008.

Capital and Liquidity

The estimated Tier 1 capital and tangible common equity to tangible asset ratios at March 31, 2009, were 11.00% and 5.82%, an increase of 13 and 23 basis points, respectively, compared to December 31, 2008, due to the anticipated decrease in tangible assets. The Company has substantial available liquidity as the inflows of high quality deposits and longer term financing sources have largely been retained in cash and invested in high quality government-backed securities. Weak demand remains for loans from higher quality borrowers. Further, the Company has chosen not to deploy excess liquidity in higher risk business activities or securities.

Asset Quality

The allowance for loan and lease losses increased to $2,735.0 million as of March 31, 2009, an increase of $384.0 million from December 31, 2008. The increase in the allowance for loan and lease losses was primarily attributable to higher expected losses in corporate banking, commercial real estate, and home equity loans. In addition, beginning in 2009, the Company began recording estimated incurred losses that were previously related to fraud and denied insurance claims in the allowance for loan losses, as borrower nonperformance due to the deteriorating economic environment became the predominant cause for the expected loss. The allowance was increased by $173.0 million in the first quarter reflecting this change. The allowance for loan and lease losses as of March 31, 2009, represented 2.21% of period-end total loans compared to 1.86% as of December 31, 2008, and 1.25% as of March 31, 2008.

Annualized net charge-offs in the first quarter of 2009 were 1.97% of average loans, up from 0.97% in the first quarter of 2008 and 1.72% in the fourth quarter of 2008. Net charge-offs were $610.1 million in the first quarter of 2009, as compared to $297.2 million in the first quarter of 2008 and $552.5 million in the fourth quarter of 2008. The provision for loan losses was $994.1 million in the first quarter of 2009 compared to $962.5 million and $560.0 million in the fourth and first quarters of 2008, respectively.

Nonperforming loans were $4,641.0 million, or 3.75% of total loans as of March 31, 2009, compared to $3,940.0 million, or 3.10% of total loans as of December 31, 2008, and $2,038.0 million, or 1.65% of total loans as of March 31, 2008. Overall, early stage delinquency trends moderated in the first quarter, declining 5 basis points to 1.76% after increasing 29 basis points during the fourth quarter. Credit metrics within the portfolios were mixed. Residential real estate-related portfolio charge-off rates increased in the first quarter, while early stage delinquencies moderated somewhat in the consumer home equity and residential mortgage portfolios. The consumer direct and indirect portfolios experienced a decline in charge-offs, while early stage delinquencies were roughly stable compared to the fourth quarter of 2008. Commercial charge-offs increased in the quarter driven by relatively fewer, but larger credits in unrelated, economically sensitive industries, while portfolio delinquency rates remained stable. Commercial real estate charge-offs decreased, as the fourth quarter 2008 level was primarily attributable to one commercial purpose credit secured by real estate.

Line of Business Results

The Company has included line of business financial tables as part of this release on their Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision expense compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming quarterly report on Form 10-Q.

The Company has four lines of business used to measure business activities: Retail and Commercial, Corporate and Investment Banking, Household Lending, and Wealth and Investment Management with the remainder in Corporate Other and Treasury. The lines of business recently changed and the prior period has been restated for consistency. The management of Consumer Lending was combined with Mortgage to create Household Lending. Consumer Lending, which includes student lending, indirect auto, and other specialty consumer lending units, was previously a part of Retail and Commercial. This change will enable the Company to provide a strategic framework for all consumer lending products and will also create operational efficiencies. Also, Commercial Real Estate has been moved from Wholesale to Retail and Commercial as the management structure and client needs are similar. Previously, Commercial Real Estate had been combined with Corporate and Investment Banking in Wholesale Banking.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are also available on the Company’s Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the Securities Exchange Commission today.

This news release contains certain non-US GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable U.S. GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call April 23, 2009, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 1Q09). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 1Q09). A replay of the call will be available one hour after the call ends on April 23, 2009, and will remain available until May 7, 2009, dialing 1-866-447-7296 (domestic) or 1-203-369-1154 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations,” located under “About SunTrust,” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “1st Quarter Earnings Release.” Beginning the afternoon of April 23, 2009, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides mortgage banking, insurance, brokerage, investment management, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements regarding FDIC insurance premiums, net margin, future levels of charge-offs, provision expense, and income are forward-looking statements. Also, any statement that does not describe historical or current facts, including statements about beliefs and expectations, is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found at Item 1A of our annual report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: difficult market conditions have adversely affected our industry; current levels of market volatility are unprecedented; the soundness of other financial institutions could adversely affect us; there can be no assurance that recently enacted legislation, or any proposed federal programs, will stabilize the U.S. financial system, and such legislation and programs may adversely affect us; the impact on us of recently enacted legislation, in particular the EESA and its implementing regulations, and actions by the FDIC, cannot be predicted at this time; credit risk; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; weakness in the real estate market may adversely affect our reinsurance subsidiary; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact our business and revenues; we rely on other companies to provide key components of our business infrastructure; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect our business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or reducing margins; future legislation could harm our competitive position; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on our common stock; our ability to receive dividends from our subsidiaries accounts for most of our revenue and could affect our liquidity and ability to pay dividends; significant legal actions could subject us to substantial uninsured liabilities; recently declining values of residential real estate, increases in unemployment, and the related effects on local economics may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel. If these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; our accounting policies and processes are critical to how we report our financial condition and results of operations, and these require us to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; we may enter into transactions with off-balance sheet affiliates or our subsidiaries; and we are subject to market risk associated with our asset management and commercial paper conduit businesses.

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SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended March 31			% Change [4]
	2009		2008

EARNINGS & DIVIDENDS
Net income/(loss)	($815.2)		$290.6	NM %
Net income/(loss) available to common shareholders	(875.4)		281.6	NM
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(160.6)		281.6	NM
Total revenue - FTE [2]	2,239.5		2,225.3	0.6
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,236.1		2,285.9	(2.2)
Net income/(loss) per average common share
Diluted	(2.49)		0.81	NM
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.46)		0.81	NM
Basic	(2.49)		0.81	NM
Dividends paid per average common share	0.10		0.77	(87.0)

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$178,871		$176,917	1.1%
Earning assets	154,390		153,004	0.9
Loans	125,333		123,263	1.7
Consumer and commercial deposits	107,515		101,168	6.3
Brokered and foreign deposits	7,417		15,469	(52.1)
Total shareholders’ equity	22,368		18,179	23.0

As of
Total assets	179,116		178,987	0.1
Earning assets	153,290		152,715	0.4
Loans	123,893		123,713	0.1
Allowance for loan and lease losses	2,735		1,545	77.0
Consumer and commercial deposits	112,449		103,432	8.7
Brokered and foreign deposits	6,523		12,747	(48.8)
Total shareholders’ equity	21,646		18,549	16.7

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(1.85	) %	0.66%	NM %
Return on average assets less net unrealized securities gains [1]	(1.89)		0.72	NM
Return on average common shareholders’ equity	(20.71)		6.41	NM
Return on average realized common shareholders’ equity [1]	(22.08)		7.58	NM
Net interest margin [2]	2.87		3.07	(6.5)
Efficiency ratio [2]	97.22		56.27	72.8
Tangible efficiency ratio [1]	62.97		55.34	13.8
Effective tax rate/(benefit)	(15.61)		23.98	NM
Tier 1 capital ratio	11.00	[3]	7.23	52.1
Total capital ratio	14.15	[3]	10.97	29.0
Tier 1 leverage ratio	10.14	[3]	7.22	40.4
Total average shareholders’ equity to total average assets	12.51		10.28	21.7
Tangible equity to tangible assets [1]	8.85	[5]	6.63	33.5
Tangible common equity to tangible assets [1]	5.82	[5]	6.34	(8.2)

Book value per common share	$46.03		$51.59	(10.8)
Tangible book value per common share [1]	28.15		31.13	(9.6)
Market price:
High	30.18		70.00	(56.9)
Low	6.00		52.94	(88.7)
Close	11.74		55.14	(78.7)
Market capitalization	4,188		19,290	(78.3)

Average common shares outstanding (000s)
Diluted	351,897		348,072	1.1
Basic	351,352		346,581	1.4

Full-time equivalent employees	29,279		31,745	(7.8)
Number of ATMs	2,673		2,509	6.5
Full service banking offices	1,694		1,678	1.0

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[5]	Current period calculation excludes deferred tax amount associated with goodwill in conjunction with Federal Reserve guidance issued in the fourth quarter of 2008.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	March 31 2009		December 31 2008		September 30 2008	June 30 2008	March 31 2008

EARNINGS & DIVIDENDS
Net income/(loss)	($815.2)		($347.6)		$312.4	$540.4	$290.6
Net income/(loss) available to common shareholders	(875.4)		(374.9)		304.4	530.0	281.6
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(160.6)		(374.9)		304.4	557.0	281.6
Total revenue - FTE [2]	2,239.5		1,926.5		2,460.9	2,598.0	2,225.3
Total revenue - FTE excluding securities (gains)/losses, net[1]	2,236.1		1,515.4		2,287.9	2,048.2	2,285.9
Net income/(loss) per average common share
Diluted	(2.49)		(1.07)		0.87	1.52	0.81
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.46)		(1.07)		0.87	1.59	0.81
Basic	(2.49)		(1.07)		0.87	1.52	0.81
Dividends paid per average common share	0.10		0.54		0.77	0.77	0.77

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$178,871		$177,047		$173,888	$175,549	$176,917
Earning assets	154,390		153,188		152,320	152,483	153,004
Loans	125,333		127,608		125,642	125,192	123,263
Consumer and commercial deposits	107,515		102,238		100,200	101,727	101,168
Brokered and foreign deposits	7,417		12,649		15,800	15,068	15,469
Total shareholders’ equity	22,368		19,891		18,097	18,209	18,179
As of
Total assets	179,116		189,138		174,777	177,233	178,987
Earning assets	153,290		156,016		152,904	154,716	152,715
Loans	123,893		126,998		126,718	125,825	123,713
Allowance for loan and lease losses	2,735		2,351		1,941	1,829	1,545
Consumer and commercial deposits	112,449		105,276		101,829	102,434	103,432
Brokered and foreign deposits	6,523		8,053		14,083	17,146	12,747
Total shareholders’ equity	21,646		22,501		18,069	18,023	18,549

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(1.85)%		(0.78)%		0.71%	1.24%	0.66%
Return on average assets less net unrealized securities gains [1]	(1.89)		(1.39)		0.45	0.42	0.72
Return on average common shareholders’ equity	(20.71)		(8.47)		6.88	12.04	6.41
Return on average realized common shareholders’ equity [1]	(22.08)		(15.33)		4.45	4.32	7.58
Net interest margin [2]	2.87		3.14		3.07	3.13	3.07
Efficiency ratio [2]	97.22		82.34		67.67	52.94	56.27
Tangible efficiency ratio [1]	62.97		81.44		66.92	50.45	55.34
Effective tax rate/(benefit)	(15.61)		(47.06)		(20.32)	27.29	23.98
Tier 1 capital ratio	11.00	[3]	10.87		8.15	7.47	7.23
Total capital ratio	14.15	[3]	14.04		11.16	10.85	10.97
Tier 1 leverage ratio	10.14	[3]	10.45		7.98	7.54	7.22
Total average shareholders’ equity to total average assets	12.51		11.23		10.41	10.37	10.28
Tangible equity to tangible assets [1]	8.85	[4]	8.46	[4]	6.47	6.34	6.63
Tangible common equity to tangible assets [1]	5.82	[4]	5.59	[4]	6.17	6.04	6.34

Book value per common share	$46.03		$48.74		$49.64	$49.56	$51.59
Tangible book value per common share [1]	28.15		28.69		29.18	29.04	31.13
Market price:
High	30.18		57.75		64.00	60.80	70.00
Low	6.00		19.75		25.60	32.34	52.94
Close	11.74		29.54		44.99	36.22	55.14
Market capitalization	4,188		10,472		15,925	12,805	19,290

Average common shares outstanding (000s)
Diluted	351,897		351,882		350,970	349,783	348,072
Basic	351,352		350,439		349,916	348,714	346,581

Full-time equivalent employees	29,279		29,333		29,447	31,602	31,745
Number of ATMs	2,673		2,582		2,506	2,506	2,509
Full service banking offices	1,694		1,692		1,692	1,699	1,678

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	Calculation excludes deferred tax amount associated with goodwill in conjunction with Federal Reserve guidance issued in the fourth quarter of 2008.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31		Increase/(Decrease) [2]
	2009	2008	Amount	%
Interest income	$1,729,335	$2,258,332	($528,997)	(23.4)%
Interest expense	667,237	1,118,465	(451,228)	(40.3)

NET INTEREST INCOME	1,062,098	1,139,867	(77,769)	(6.8)
Provision for loan losses[3]	994,098	560,022	434,076	77.5

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	68,000	579,845	(511,845)	(88.3)

NONINTEREST INCOME
Service charges on deposit accounts	206,394	211,839	(5,445)	(2.6)
Trust and investment management income	116,010	161,102	(45,092)	(28.0)
Retail investment services	56,713	72,300	(15,587)	(21.6)
Other charges and fees	124,321	127,231	(2,910)	(2.3)
Investment banking income	59,534	55,420	4,114	7.4
Trading account profits and commissions	107,293	28,218	79,075	NM
Card fees	75,660	73,761	1,899	2.6
Mortgage production related income	250,470	85,549	164,921	NM
Mortgage servicing related income	83,352	29,098	54,254	NM
Net gain on extinguishment of debt	25,304	-	-	-
Net gain on sale of business	-	89,390	(89,390)	(100.0)
Gain on Visa IPO	-	86,305	-	-
Net gain on sale/leaseback of premises	-	37,039	(37,039)	(100.0)
Other noninterest income	38,114	60,836	(22,722)	(37.3)
Securities gains/(losses), net	3,377	(60,586)	63,963	NM

Total noninterest income	1,146,542	1,057,502	89,040	8.4

NONINTEREST EXPENSE
Employee compensation and benefits	736,052	715,083	20,969	2.9
Net occupancy expense	87,417	86,441	976	1.1
Outside processing and software	138,361	109,165	29,196	26.7
Equipment expense	43,540	52,395	(8,855)	(16.9)
Marketing and customer development	34,725	55,703	(20,978)	(37.7)
Amortization/impairment of goodwill/intangible assets	767,016	20,715	746,301	NM
Net loss on extinguishment of debt	-	11,723	(11,723)	-
Visa litigation	-	(39,124)	39,124	(100.0)
Operating losses[3]	22,621	30,263	(7,642)	(25.3)
Mortgage reinsurance	70,039	7,011	63,028	NM
Other noninterest expense	277,556	202,858	74,698	36.8

Total noninterest expense	2,177,327	1,252,233	925,094	73.9

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES AND NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(962,785)	385,114	(1,347,899)	NM
Less: pre-tax income attributable to noncontrolling interest	3,159	2,911	248	8.5
Provision/(benefit) for income taxes	(150,777)	91,648	(242,425)	NM

NET INCOME/(LOSS)	(815,167)	290,555	(1,105,722)	NM
Series A preferred dividends	5,000	6,977	(1,977)	(28.3)
U.S. Treasury preferred dividends	66,279	-	66,279	NM
Dividends and undistributed earnings allocated to unvested shares	(11,065)	2,023	(13,088)	(647.0)

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($875,381)	$281,555	($1,156,936)	NM

Net interest income - FTE [1]	$1,092,957	$1,167,842	($74,885)	(6.4)

Net income/(loss) per average common share
Diluted	(2.49)	0.81	(3.30)	NM
Basic	(2.49)	0.81	(3.30)	NM

Cash dividends paid per common share	0.10	0.77	(0.67)	(87.0)
Average common shares outstanding (000s)
Diluted	351,897	348,072	3,825	1.1
Basic	351,352	346,581	4,771	1.4

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

During the first quarter of 2009, the Company began incorporating certain types of loan-related losses in the allowance for loan and lease losses. These losses, representing borrower misrepresentation and insurance claim denials, were previously recorded within noninterest expense.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31 2009	December 31 2008	September 30 2008	June 30 2008	March 31 2008

Interest income	$1,729,335	$1,985,371	$2,017,314	$2,066,365	$2,258,332
Interest expense	667,237	808,511	871,101	909,649	1,118,465

NET INTEREST INCOME	1,062,098	1,176,860	1,146,213	1,156,716	1,139,867
Provision for loan losses[2]	994,098	962,494	503,672	448,027	560,022

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	68,000	214,366	642,541	708,689	579,845

NONINTEREST INCOME
Service charges on deposit accounts	206,394	221,751	240,241	230,296	211,839
Trust and investment management income	116,010	126,426	147,477	157,319	161,102
Retail investment services	56,713	70,238	72,791	73,764	72,300
Other charges and fees	124,321	125,206	128,776	129,581	127,231
Investment banking income	59,534	57,962	62,164	60,987	55,420
Trading account profits/(losses) and commissions	107,293	(61,879)	121,136	(49,306)	28,218
Card fees	75,660	77,909	78,138	78,566	73,761
Mortgage production related income/(loss)	250,470	(27,717)	50,028	63,508	85,549
Mortgage servicing related income/(loss)	83,352	(336,129)	62,654	32,548	29,098
Net gain on extinguishment of debt	25,304	-	-	-	-
Net gain/(loss) on sale of businesses	-	(2,711)	81,813	29,648	89,390
Gain on Visa IPO	-	-	-	-	86,305
Net gain on sale/leaseback of premises	-	-	-	-	37,039
Other noninterest income	38,114	55,620	66,958	56,312	60,836
Securities gains/(losses), net	3,377	411,053	173,046	549,787	(60,586)

Total noninterest income	1,146,542	717,729	1,285,222	1,413,010	1,057,502

NONINTEREST EXPENSE
Employee compensation and benefits	736,052	638,014	696,210	711,957	715,083
Net occupancy expense	87,417	86,620	88,745	85,483	86,441
Outside processing and software	138,361	143,880	132,361	107,205	109,165
Equipment expense	43,540	47,892	51,931	50,991	52,395
Marketing and customer development	34,725	51,636	217,693	47,203	55,703
Amortization/impairment of goodwill/intangible assets	767,016	17,259	18,551	64,735	20,715
Net loss on extinguishment of debt	-	-	-	-	11,723
Visa litigation	-	(14,345)	20,000	-	(39,124)
Operating losses[2]	22,621	236,078	135,183	44,654	30,263
Mortgage reinsurance	70,039	99,999	47,956	24,961	7,011
Other noninterest expense	277,556	279,120	256,665	238,153	202,858

Total noninterest expense	2,177,327	1,586,153	1,665,295	1,375,342	1,252,233

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES AND NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(962,785)	(654,058)	262,468	746,357	385,114
Less: pre-tax income attributable to noncontrolling interest	3,159	2,485	2,791	3,191	2,911
Provision/(benefit) for income taxes	(150,777)	(308,956)	(52,767)	202,804	91,648

NET INCOME/(LOSS)	(815,167)	(347,587)	312,444	540,362	290,555
Series A preferred dividends	5,000	5,055	5,111	5,112	6,977
U.S. Treasury preferred dividends	66,279	26,579	-	-	-
Dividends and undistributed earnings allocated to unvested shares	(11,065)	(4,283)	2,936	5,282	2,023

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($875,381)	($374,938)	$304,397	$529,968	$281,555

Net interest income - FTE [1]	$1,092,957	$1,208,650	$1,175,679	$1,184,972	$1,167,842

Net income/(loss) per average common share
Diluted	(2.49)	(1.07)	0.87	1.52	0.81
Basic	(2.49)	(1.07)	0.87	1.52	0.81

Cash dividends paid per common share	0.10	0.54	0.77	0.77	0.77
Average common shares outstanding (000s)
Diluted	351,897	351,882	350,970	349,783	348,072
Basic	351,352	350,439	349,916	348,714	346,581

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]

During the first quarter of 2009, the Company began incorporating certain types of loan-related losses in the allowance for loan and lease losses. These losses, representing borrower misrepresentation and insurance claim denials, were previously recorded within noninterest expense.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of March 31		Increase/(Decrease) [3]
	2009	2008	Amount	%
ASSETS
Cash and due from banks	$5,825,730	$3,994,267	$1,831,463	45.9%
Interest-bearing deposits in other banks	25,282	21,283	3,999	18.8
Funds sold and securities purchased under agreements to resell	1,209,987	1,247,495	(37,508)	(3.0)
Trading assets	7,397,338	10,932,251	(3,534,913)	(32.3)
Securities available for sale [1]	19,485,406	15,882,088	3,603,318	22.7
Loans held for sale	6,954,038	6,977,289	(23,251)	(0.3)
Loans:
Commercial	38,616,338	37,306,872	1,309,466	3.5
Real estate:
Home equity lines	16,455,007	15,134,297	1,320,710	8.7
Construction	9,046,475	12,980,917	(3,934,442)	(30.3)
Residential mortgages	32,180,888	33,092,433	(911,545)	(2.8)
Commercial real estate - owner occupied	8,858,393	8,084,010	774,383	9.6
Commercial real estate - investor owned	6,235,754	4,809,698	1,426,056	29.6
Consumer:
Direct	5,173,380	4,192,168	981,212	23.4
Indirect	6,351,255	7,305,213	(953,958)	(13.1)
Credit card	975,476	807,587	167,889	20.8

Total loans	123,892,966	123,713,195	179,771	0.1
Allowance for loan and lease losses	(2,735,000)	(1,545,340)	1,189,660	77.0

Net loans	121,157,966	122,167,855	(1,009,889)	(0.8)
Goodwill	6,309,431	6,923,033	(613,602)	(8.9)
Other intangible assets	1,103,333	1,430,268	(326,935)	(22.9)
Other real estate owned	593,579	244,906	348,673	NM
Other assets	9,054,312	9,166,212	(111,900)	(1.2)

Total assets [2]	$179,116,402	$178,986,947	$129,455	0.1

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,371,518	$22,325,750	$2,045,768	9.2%
Interest-bearing consumer and commercial deposits:
NOW accounts	22,420,789	22,292,330	128,459	0.6
Money market accounts	30,350,351	25,843,396	4,506,955	17.4
Savings	3,598,754	3,990,007	(391,253)	(9.8)
Consumer time	17,555,203	16,876,836	678,367	4.0
Other time	14,152,098	12,104,125	2,047,973	16.9

Total consumer and commercial deposits	112,448,713	103,432,444	9,016,269	8.7
Brokered deposits	6,373,500	11,034,332	(4,660,832)	(42.2)
Foreign deposits	149,962	1,712,504	(1,562,542)	(91.2)

Total deposits	118,972,175	116,179,280	2,792,895	2.4
Funds purchased	1,567,406	3,795,641	(2,228,235)	(58.7)
Securities sold under agreements to repurchase	3,165,644	5,446,204	(2,280,560)	(41.9)
Other short-term borrowings	2,883,384	3,061,003	(177,619)	(5.8)
Long-term debt	23,029,842	23,602,919	(573,077)	(2.4)
Trading liabilities	3,050,628	2,356,037	694,591	29.5
Other liabilities	4,801,697	5,997,260	(1,195,563)	(19.9)

Total liabilities	157,470,776	160,438,344	(2,967,568)	(1.8)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	5,227,357	500,000	4,727,357	NM
Common stock, $1.00 par value	372,799	370,578	2,221	0.6
Additional paid in capital	6,713,536	6,682,828	30,708	0.5
Retained earnings	9,466,914	10,661,250	(1,194,336)	(11.2)
Treasury stock, at cost, and other	(1,168,995)	(1,574,962)	(405,967)	(25.8)
Accumulated other comprehensive income, net of tax	1,034,015	1,908,909	(874,894)	(45.8)

Total shareholders’ equity	21,645,626	18,548,603	3,097,023	16.7

Total liabilities and shareholders’ equity	$179,116,402	$178,986,947	$129,455	0.1

Common shares outstanding	356,693,099	349,832,264	6,860,835	2.0
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	53,500	5,000	48,500	NM
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	16,106,270	20,746,134	(4,639,864)	(22.4)
[1] Includes net unrealized gains of	$1,492,517	$2,835,823	($1,343,306)	(47.4) %
[2] Includes earning assets of	153,289,712	152,714,700	575,012	0.4

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	March 31 2009	December 31 2008	September 30 2008	June 30 2008	March 31 2008
ASSETS
Cash and due from banks	$5,825,730	$5,622,789	$3,065,268	$3,564,824	$3,994,267
Interest-bearing deposits in other banks	25,282	23,999	65,025	22,566	21,283
Funds sold and securities purchased under agreements to resell	1,209,987	990,614	1,440,234	1,920,276	1,247,495
Trading assets	7,397,338	10,396,269	8,936,540	10,147,021	10,932,251
Securities available for sale [1]	19,485,406	19,696,537	14,533,075	15,118,073	15,882,088
Loans held for sale	6,954,038	4,032,128	4,759,761	5,260,892	6,977,289
Loans:
Commercial	38,616,338	41,039,945	40,084,729	38,800,537	37,306,872
Real estate:
Home equity lines	16,455,007	16,454,382	16,159,053	15,726,998	15,134,297
Construction	9,046,475	9,863,961	11,519,497	12,542,775	12,980,917
Residential mortgages	32,180,888	32,065,839	32,382,111	32,509,029	33,092,433
Commercial real estate - owner occupied	8,858,393	8,758,052	8,365,212	8,116,577	8,084,010
Commercial real estate - investor owned	6,235,754	6,199,030	5,476,783	5,577,356	4,809,698
Consumer:
Direct	5,173,380	5,139,335	4,930,531	4,528,576	4,192,168
Indirect	6,351,255	6,507,622	6,796,898	7,077,510	7,305,213
Credit card	975,476	970,277	1,003,581	945,446	807,587

Total loans	123,892,966	126,998,443	126,718,395	125,824,804	123,713,195
Allowance for loan and lease losses	(2,735,000)	(2,350,996)	(1,941,000)	(1,829,400)	(1,545,340)

Net loans	121,157,966	124,647,447	124,777,395	123,995,404	122,167,855
Goodwill	6,309,431	7,043,503	7,062,869	7,056,015	6,923,033
Other intangible assets	1,103,333	1,035,427	1,389,965	1,442,056	1,430,268
Other real estate owned	593,579	500,481	387,037	334,519	244,906
Other assets	9,054,311	15,148,767	8,359,591	8,371,081	9,166,212

Total assets [2]	$179,116,401	$189,137,961	$174,776,760	$177,232,727	$178,986,947

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,371,518	$21,522,021	$21,487,853	$22,184,774	$22,325,750
Interest-bearing consumer and commercial deposits:
NOW accounts	22,420,789	21,349,609	20,313,035	21,612,407	22,292,330
Money market accounts	30,350,351	28,744,308	27,654,355	26,016,859	25,843,396
Savings	3,598,754	3,345,187	3,568,831	3,990,277	3,990,007
Consumer time	17,555,203	17,239,725	16,566,225	16,582,510	16,876,836
Other time	14,152,098	13,074,857	12,238,642	12,046,718	12,104,125

Total consumer and commercial deposits	112,448,713	105,275,707	101,828,941	102,433,545	103,432,444
Brokered deposits	6,373,500	7,667,167	9,141,001	12,607,183	11,034,332
Foreign deposits	149,962	385,510	4,941,939	4,538,435	1,712,504

Total deposits	118,972,175	113,328,384	115,911,881	119,579,163	116,179,280
Funds purchased	1,567,406	1,120,079	2,388,629	3,063,696	3,795,641
Securities sold under agreements to repurchase	3,165,644	3,193,311	4,090,085	5,156,986	5,446,204
Other short-term borrowings	2,883,384	5,166,360	2,728,307	2,682,808	3,061,003
Long-term debt	23,029,842	26,812,381	23,857,828	21,327,576	23,602,919
Trading liabilities	3,050,628	3,240,784	1,924,013	2,430,521	2,356,037
Other liabilities	4,801,697	13,775,857	5,806,639	4,968,882	5,997,260

Total liabilities	157,470,776	166,637,156	156,707,382	159,209,632	160,438,344

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	5,227,357	5,221,703	500,000	500,000	500,000
Common stock, $1.00 par value	372,799	372,799	372,799	372,799	370,578
Additional paid in capital	6,713,536	6,904,644	6,783,976	6,799,935	6,682,828
Retained earnings	9,466,914	10,388,984	10,959,830	10,924,650	10,661,250
Treasury stock, at cost, and other	(1,168,995)	(1,368,450)	(1,435,517)	(1,496,224)	(1,574,962)
Accumulated other comprehensive income, net of tax	1,034,015	981,125	888,290	921,935	1,908,909

Total shareholders’ equity	21,645,626	22,500,805	18,069,378	18,023,095	18,548,603

Total liabilities and shareholders’ equity	$179,116,402	$189,137,961	$174,776,760	$177,232,727	$178,986,947

Common shares outstanding	356,693,099	354,515,013	353,962,785	353,542,105	349,832,264
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	53,500	53,500	5,000	5,000	5,000
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	16,106,270	18,284,356	18,836,584	19,257,264	20,746,134

[1] Includes net unrealized gains of	$1,492,517	$1,413,330	$1,519,449	$1,655,504	$2,835,823
[2] Includes earning assets of	153,289,712	156,016,463	152,903,782	154,716,384	152,714,700

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	March 31, 2009			December 31, 2008

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$29,945.3	$451.5	6.03%	$31,006.9	$482.4	6.22%
Real estate construction	7,376.5	59.9	3.29	8,914.8	106.5	4.75
Real estate home equity lines	15,906.7	132.7	3.38	15,803.1	173.8	4.38
Real estate commercial	15,338.8	158.3	4.18	14,736.8	202.2	5.46
Commercial - FTE [1]	39,198.6	453.4	4.69	40,463.8	540.5	5.31
Credit card	972.2	18.1	7.45	999.0	16.9	6.76
Consumer - direct	5,164.6	56.3	4.42	5,009.4	65.3	5.18
Consumer - indirect	6,624.1	105.1	6.44	6,820.9	109.6	6.39
Nonaccrual and restructured	4,806.7	4.3	0.36	3,853.2	5.1	0.53

Total loans	125,333.5	1,439.6	4.66	127,607.9	1,702.3	5.31
Securities available for sale:
Taxable	16,371.0	199.4	4.87	13,071.2	183.8	5.63
Tax-exempt - FTE [1]	1,071.9	14.7	5.50	1,007.9	15.2	6.04

Total securities available for sale - FTE [1]	17,442.9	214.1	4.91	14,079.1	199.0	5.65
Funds sold and securities purchased under agreements to resell	963.7	0.9	0.39	963.2	1.9	0.77
Loans held for sale	5,348.8	61.8	4.62	3,968.3	53.5	5.39
Interest-bearing deposits	26.1	0.1	1.76	30.9	0.2	2.14
Interest earning trading assets	5,275.0	43.7	3.35	6,538.5	60.3	3.67

Total earning assets	154,390.0	1,760.2	4.62	153,187.9	2,017.2	5.24
Allowance for loan and lease losses	(2,350.9)			(1,997.9)
Cash and due from banks	3,995.4			3,218.6
Other assets	17,415.5			17,695.3
Noninterest earning trading assets	4,080.2			3,571.8
Unrealized gains on securities available for sale, net	1,341.1			1,371.6

Total assets	$178,871.3			$177,047.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$21,243.5	$26.1	0.50%	$20,095.0	$32.6	0.65%
Money market accounts	29,316.9	96.3	1.33	27,968.7	126.3	1.80
Savings	3,443.1	2.3	0.27	3,460.0	2.8	0.32
Consumer time	17,240.2	137.0	3.22	17,043.5	141.9	3.31
Other time	13,444.0	107.4	3.24	12,716.6	112.0	3.50

Total interest-bearing consumer and commercial deposits	84,687.7	369.1	1.77	81,283.8	415.6	2.03
Brokered deposits	7,004.9	54.6	3.12	8,942.3	84.3	3.69
Foreign deposits	412.4	0.2	0.17	3,706.4	4.0	0.42

Total interest-bearing deposits	92,105.0	423.9	1.87	93,932.5	503.9	2.13
Funds purchased	1,533.3	0.9	0.24	2,156.1	3.8	0.69
Securities sold under agreements to repurchase	3,245.5	1.8	0.22	3,609.4	3.1	0.33
Interest-bearing trading liabilities	658.6	6.2	3.79	585.9	5.7	3.87
Other short-term borrowings	4,967.4	5.1	0.42	4,163.5	8.0	0.77
Long-term debt	24,437.7	229.3	3.81	24,037.8	284.0	4.70

Total interest-bearing liabilities	126,947.5	667.2	2.13	128,485.2	808.5	2.50
Noninterest-bearing deposits	22,827.2			20,954.6
Other liabilities	4,354.2			5,124.7
Noninterest-bearing trading liabilities	2,374.5			2,591.8
Shareholders’ equity	22,367.9			19,891.0

Total liabilities and shareholders’ equity	$178,871.3			$177,047.3

Interest Rate Spread			2.49%			2.74%

Net Interest Income - FTE [1]		$1,093.0			$1,208.7

Net Interest Margin [2]			2.87%			3.14%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended

	September 30, 2008			June 30, 2008			March 31, 2008

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates

ASSETS
Loans:
Real estate 1-4 family	$31,486.5	$494.0	6.28%	$32,113.4	$507.0	6.32%	$32,440.0	$521.3	6.43%
Real estate construction	10,501.9	130.0	4.92	11,471.9	149.5	5.24	12,450.2	189.8	6.13
Real estate home equity lines	15,424.4	193.0	4.98	14,980.1	195.8	5.26	14,603.0	234.3	6.45
Real estate commercial	14,138.6	193.4	5.44	13,876.7	192.8	5.59	13,113.1	201.3	6.17
Commercial - FTE [1]	38,064.4	508.5	5.32	37,600.1	501.4	5.36	36,374.6	539.2	5.96
Credit card	859.7	9.4	4.36	816.0	5.4	2.62	774.4	2.9	1.52
Consumer - direct	4,705.0	62.9	5.32	4,382.4	63.4	5.82	4,063.4	62.5	6.19
Consumer - indirect	7,152.3	114.0	6.34	7,437.2	115.9	6.27	7,645.3	120.2	6.32
Nonaccrual and restructured	3,309.2	7.4	0.88	2,514.1	7.5	1.20	1,799.0	5.4	1.21

Total loans	125,642.0	1,712.6	5.42	125,191.9	1,738.7	5.59	123,263.0	1,876.9	6.12
Securities available for sale:
Taxable	11,944.2	174.4	5.84	11,769.6	186.0	6.32	12,087.1	186.8	6.18
Tax-exempt - FTE [1]	1,017.2	15.5	6.07	1,057.5	16.0	6.05	1,071.4	16.5	6.13

Total securities available for sale - FTE[1]	12,961.4	189.9	5.86	12,827.1	202.0	6.30	13,158.5	203.3	6.18
Funds sold and securities purchased under agreements to resell	1,649.7	7.5	1.79	1,331.1	6.7	2.00	1,326.9	8.9	2.67
Loans held for sale	4,459.3	65.0	5.82	5,148.5	72.5	5.63	6,865.7	99.0	5.77
Interest-bearing deposits	28.0	0.2	2.81	21.4	0.2	3.77	21.9	0.2	4.54
Interest earning trading assets	7,579.4	71.6	3.76	7,963.0	74.5	3.76	8,367.6	98.0	4.71

Total earning assets	152,319.8	2,046.8	5.35	152,483.0	2,094.6	5.52	153,003.6	2,286.3	6.01
Allowance for loan and lease losses	(2,035.8)			(1,828.7)			(1,393.1)
Cash and due from banks	2,918.1			3,070.1			3,166.5
Other assets	17,120.7			17,186.1			17,076.4
Noninterest earning trading assets	2,039.3			2,342.4			2,609.5
Unrealized gains on securities available for sale, net	1,526.4			2,295.9			2,454.0

Total assets	$173,888.5			$175,548.8			$176,916.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$20,501.5	$55.9	1.08%	$21,762.4	$62.5	1.15%	$21,981.1	$101.9	1.87%
Money market accounts	26,897.1	122.5	1.81	26,031.8	116.7	1.80	25,342.7	154.7	2.46
Savings	3,770.9	3.8	0.40	3,939.1	3.9	0.40	3,917.0	5.7	0.59
Consumer time	16,282.1	144.2	3.52	16,726.7	165.2	3.97	17,030.8	187.8	4.43
Other time	11,868.3	106.8	3.58	11,921.1	118.8	4.01	12,280.5	141.1	4.62

Total interest-bearing consumer and commercial deposits	79,319.9	433.2	2.17	80,381.1	467.1	2.34	80,552.1	591.2	2.95
Brokered deposits	10,693.5	90.8	3.32	11,135.4	93.4	3.32	11,216.4	123.0	4.34
Foreign deposits	5,106.3	21.9	1.68	3,932.9	19.3	1.95	4,252.2	33.6	3.13

Total interest-bearing deposits	95,119.7	545.9	2.28	95,449.4	579.8	2.44	96,020.7	747.8	3.13
Funds purchased	2,658.5	12.3	1.80	2,792.5	13.5	1.92	2,885.7	21.9	3.00
Securities sold under agreements to repurchase	4,971.7	19.1	1.50	5,388.4	21.8	1.60	5,889.4	35.1	2.36
Interest-bearing trading liabilities	994.5	8.8	3.53	849.2	6.6	3.12	713.0	6.0	3.41
Other short-term borrowings	2,521.0	11.2	1.77	2,650.6	13.1	1.99	2,887.6	22.8	3.17
Long-term debt	22,419.4	273.8	4.86	22,298.6	274.8	4.96	22,808.3	284.9	5.02

Total interest-bearing liabilities	128,684.8	871.1	2.69	129,428.7	909.6	2.83	131,204.7	1,118.5	3.43
Noninterest-bearing deposits	20,879.9			21,345.9			20,616.3
Other liabilities	4,845.6			5,046.4			5,230.4
Noninterest-bearing trading liabilities	1,380.8			1,518.6			1,686.8
Shareholders’ equity	18,097.4			18,209.2			18,178.7

Total liabilities and shareholders’ equity	$173,888.5			$175,548.8			$176,916.9

Interest Rate Spread			2.66%			2.69%			2.58%

Net Interest Income - FTE [1]		$1,175.7			$1,185.0			$1,167.8

Net Interest Margin [2]			3.07%			3.13%			3.07%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31				Increase/(Decrease)
	2009		2008		Amount		%[1]

CREDIT DATA
Allowance for loan and lease losses - beginning	$2,350,996		$1,282,504		$1,068,492		83.3%
Provision for loan losses	994,098		560,022		434,076		77.5
Charge-offs
Commercial	(140,952)		(33,583)		107,369		NM
Real estate:
Home equity lines	(160,860)		(98,602)		62,258		63.1
Construction	(82,381)		(23,182)		59,199		NM
Residential mortgages	(185,121)		(109,186)		75,935		69.5
Commercial real estate	(2,085)		(233)		1,852		NM
Consumer:
Direct	(9,055)		(10,315)		(1,260)		(12.2)
Indirect	(49,334)		(42,889)		6,445		15.0
Credit cards	(17,128)		(4,706)		12,422		NM

Total charge-offs	(646,916)		(322,696)		324,220		NM

Recoveries
Commercial	9,182		5,403		3,779		69.9
Real estate:
Home equity lines	3,812		2,368		1,444		61.0
Construction	1,183		78		1,105		NM
Residential mortgages	3,299		1,223		2,076		NM
Commercial real estate	141		162		(21)		(13.0)
Consumer:
Direct	2,130		2,381		(251)		(10.5)
Indirect	16,590		13,562		3,028		22.3
Credit cards	485		333		152		45.6

Total recoveries	36,822		25,510		11,312		44.3

Net charge-offs	(610,094)		(297,186)		312,908		NM

Allowance for loan and lease losses - ending	$2,735,000		$1,545,340		$1,189,660		77.0

Net charge-offs to average loans (annualized)
Commercial	1.35%		0.31%		1.04%		NM	%
Real estate:
Home equity lines	4.00		2.65		1.35		50.9
Construction	3.76		0.72		3.04		NM
Residential mortgages	2.28		1.29		0.99		76.4
Commercial real estate	0.05		-		0.05		NM
Consumer:
Direct	0.54		0.79		(0.24)		(30.8)
Indirect	2.00		1.53		0.47		30.7
Credit cards	6.94		2.27		4.67		NM
Total net charge-offs to total average loans	1.97		0.97		1.00		NM

Period Ended
Nonaccrual/nonperforming loans
Commercial	$400,076		$97,930		$302,146		NM	%
Real estate:
Home equity lines	323,226		193,153		130,073		67.3
Construction	1,468,108		520,704		947,404		NM
Residential mortgages	2,177,946		1,115,071		1,062,875		95.3
Commercial real estate	221,790		64,251		157,539		NM
Consumer loans	49,842		46,851		2,991		6.4

Total nonaccrual/nonperforming loans	4,640,988		2,037,960		2,603,028		NM
Other real estate owned (OREO)	593,579		244,906		348,673		NM
Other repossessed assets	11,807		6,340		5,467		86.2

Total nonperforming assets	$5,246,374		$2,289,206		$2,957,168		NM

Restructured loans (accruing) [4]	$651,068		$30,787		$620,281		NM

Total accruing loans past due 90 days or more	$1,341,567		$743,969		$597,598		80.3%

Total nonperforming loans to total loans	3.75%		1.65%		2.10%		NM	%
Total nonperforming assets to total loans plus OREO and other repossessed assets	4.21		1.85		2.36		NM
Allowance to period-end loans [2]	2.21		1.25		0.96		76.8
Allowance to nonperforming loans [3]	60.4		82.9		(22.50)		(27.1)
Allowance to annualized net charge-offs	1.11	x	1.28	x	(0.17)	x	(13.3)

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

2 During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the period-end loan amount, only loans measured at amortized cost. Previously, period-end loans included loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $450,662 which did not change the calculation by more than one basis point as of March 31, 2008.

3 During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the nonperforming loan amount, only loans measured at amortized cost. Previously, this calculation included nonperforming loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Nonperforming loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $173,752 which increased the calculation approximately 7 basis points as of March 31, 2008.

4 During the third quarter of 2008, the Company revised its definition of nonperforming to exclude loans that have been restructured and remain on accruing status. These loans are not considered to be nonperforming because they are performing in accordance with the restructured terms. This change better aligns the Company’s definition of nonperforming loans with the one used by peer institutions and therefore improves comparability of this measure across the industry.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31 2009		December 31 2008		Increase/(Decrease)			September 30 2008		June 30 2008		March 31 2008
					Amount		%[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$2,350,996		$1,941,000		$409,996		21.1%	$1,829,400		$1,545,340		$1,282,504
Provision for loan losses	994,098		962,494		31,604		3.3	503,672		448,027		560,022
Allowance from GB&T acquisition	-		-		-		-	-		158,705		-
Charge-offs
Commercial	(140,952)		(89,675)		51,277		57.2	(54,103)		(41,366)		(33,583)
Real estate:
Home equity lines	(160,860)		(136,949)		23,911		17.5	(119,162)		(94,857)		(98,602)
Construction	(82,381)		(84,194)		(1,813)		(2.2)	(51,719)		(35,399)		(23,182)
Residential mortgages	(185,121)		(156,397)		28,724		18.4	(133,510)		(126,055)		(109,186)
Commercial real estate	(2,085)		(23,548)		(21,463)		(91.1)	(400)		(563)		(233)
Consumer:
Direct	(9,055)		(13,295)		(4,240)		(31.9)	(10,406)		(7,852)		(10,315)
Indirect	(49,334)		(65,666)		(16,332)		(24.9)	(41,249)		(43,101)		(42,889)
Credit cards	(17,128)		(12,843)		4,285		33.4	(9,175)		(6,372)		(4,706)

Total charge-offs	(646,916)		(582,567)		64,349		11.0	(419,724)		(355,565)		(322,696)

Recoveries
Commercial	9,182		6,724		2,458		36.6	5,147		6,865		5,403
Real estate:
Home equity lines	3,812		4,480		(668)		(14.9)	3,903		5,650		2,368
Construction	1,183		802		381		47.5	1,786		182		78
Residential mortgages	3,299		2,816		483		17.2	2,083		1,644		1,223
Commercial real estate	141		700		(559)		(79.9)	257		35		162
Consumer:
Direct	2,130		1,964		166		8.5	1,700		2,119		2,381
Indirect	16,590		12,102		4,488		37.1	12,491		16,008		13,562
Credit cards	485		481		4		0.8	285		390		333

Total recoveries	36,822		30,069		6,753		22.5	27,652		32,893		25,510

Net charge-offs	(610,094)		(552,498)		57,596		10.4	(392,072)		(322,672)		(297,186)

Allowance for loan and lease losses - ending	$2,735,000		$2,350,996		$384,004		16.3	$1,941,000		$1,829,400		$1,545,340

Net charge-offs to average loans (annualized)
Commercial	1.35%		0.81%		0.54%		66.7%	0.57%		0.37%		0.31%
Real estate:
Home equity lines	4.00		3.33		0.67		20.1	2.97		2.40		2.65
Construction	3.76		3.29		0.47		14.3	1.73		1.16		0.72
Residential mortgages	2.28		1.86		0.42		22.6	1.57		1.49		1.29
Commercial real estate	0.05		0.61		(0.56)		(91.8)	-		0.02		-
Consumer:
Direct	0.54		0.90		(0.36)		(40.0)	0.74		0.53		0.79
Indirect	2.00		3.12		(1.12)		(35.9)	1.56		1.46		1.53
Credit cards	6.94		4.92		2.02		41.1	4.11		2.95		2.27
Total net charge-offs to total average loans	1.97		1.72		0.25		14.5	1.24		1.04		0.97

Period Ended
Nonaccrual/nonperforming loans
Commercial	$400,076		$321,980		$78,096		24.3%	$257,343		$117,168		$97,930
Real estate:
Home equity lines	323,226		272,577		50,649		18.6	232,904		216,839		193,153
Construction	1,468,108		1,276,847		191,261		15.0	1,040,678		772,353		520,704
Residential mortgages	2,177,946		1,846,999		330,947		17.9	1,548,955		1,356,710		1,115,071
Commercial real estate	221,790		176,578		45,212		25.6	164,906		124,523		64,251
Consumer loans	49,842		45,045		4,797		10.6	44,732		37,735		46,851

Total nonaccrual/nonperforming loans	4,640,988		3,940,026		700,962		17.8	3,289,518		2,625,328		2,037,960
Other real estate owned (OREO)	593,579		500,481		93,098		18.6	387,037		334,519		244,906
Other repossessed assets	11,807		15,866		(4,059)		(25.6)	13,714		13,203		6,340

Total nonperforming assets	$5,246,374		$4,456,373		$790,001		17.7	$3,690,269		$2,973,050		$2,289,206

Restructured loans (accruing) [4]	$651,068		$462,648		$188,420		40.7%	$381,040		$163,358		$30,787

Total accruing loans past due 90 days or more	$1,341,567		$1,032,260		$309,307		30.0%	$772,132		$753,558		$743,969

Total nonperforming loans to total loans	3.75%		3.10%		0.65%		21.0%	2.60%		2.09%		1.65%
Total nonperforming assets to total loans plus OREO and other repossessed assets	4.21		3.49		0.72		20.6	2.90		2.36		1.85
Allowance to period-end loans [2]	2.21		1.86		0.35		18.8	1.54		1.46		1.25
Allowance to nonperforming loans [3]	60.4		61.7		(1.30)		(2.1)	62.1		77.0		82.9
Allowance to annualized net charge-offs	1.11	x	1.07	x	0.04	x	3.3	1.24	x	1.41	x	1.28	x

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the period-end loan amount, only loans measured at amortized cost. Previously, period-end loans included loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $450,662 as of March 31, 2008, which did not change the calculation by more than one basis point.

[3]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the nonperforming loan amount, only loans measured at amortized cost. Previously, this calculation included nonperforming loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Nonperforming loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $173,752 as of March 31, 2008, which increased the calculation approximately 7 basis points as of March 31, 2008.

[4]

During the third quarter of 2008, the Company revised its definition of nonperforming to exclude loans that have been restructured and remain on accruing status. These loans are not considered to be nonperforming because they are performing in accordance with the restructured terms. This change better aligns the Company’s definition of nonperforming loans with the one used by peer institutions and therefore improves comparability of this measure across the industry.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31
	Core Deposit Intangible	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$172,655	$1,049,425	$-	$140,915	$1,362,995
Amortization	(14,952)	(56,442)	-	(5,763)	(77,157)
Mortgage Servicing Rights (“MSRs”) originated	-	152,303	-	-	152,303
Sale of interest in Lighthouse Partners	-	-	-	(5,992)	(5,992)
MSRs impairment reserve	-	(1,881)	-	-	(1,881)

Balance, March 31, 2008	$157,703	$1,143,405	$-	$129,160	$1,430,268

Balance, beginning of period	$145,311	$810,474	$-	$79,642	$1,035,427
Designated at fair value (transfers from amortized cost)	-	(187,804)	187,804	-	-
Amortization	(11,881)	(67,467)	-	(4,108)	(83,456)
MSRs originated	-	-	146,290	-	146,290
MSRs impairment recovery	-	31,298	-	-	31,298
Fair value changes due to inputs and assumptions	-	-	(25,798)	-	(25,798)
Cymric purchase price adjustment	-	-	-	(428)	(428)

Balance, March 31, 2009	$133,430	$586,501	$308,296	$75,106	$1,103,333

	Three Months Ended
	March 31 2009	December 31 2008	September 30 2008	June 30 2008	March 31 2008

COMMON SHARE ROLLFORWARD
Beginning balance	354,515	353,963	353,542	349,832	348,411
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	2,178	552	421	1,489	1,421
Common shares issued for acquisition of GB&T	-	-	-	2,221	-

Ending balance	356,693	354,515	353,963	353,542	349,832

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [1]	-	-	-	2	17
Average price per share of repurchased common shares	$-	$-	$-	$57.76	$62.38
Maximum number of common shares that may yet be purchased under repurchase plans or programs	30,000	30,000	30,000	30,000	30,000

[1]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31 2009	December 31 2008	September 30 2008	June 30 2008	March 31 2008
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income/(loss)	($815,167)	($347,587)	$312,444	$540,362	$290,555
Securities (gains)/losses, net of tax	(2,094)	(254,853)	(107,289)	(345,807)	37,563

Net income/(loss) excluding net securities (gains)/losses, net of tax	(817,261)	(602,440)	205,155	194,555	328,118
The Coca-Cola Company stock dividend, net of tax	(10,947)	(10,146)	(10,146)	(14,738)	(14,738)

Net income/(loss) excluding net securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax	(828,208)	(612,586)	195,009	179,817	313,380
Less: Preferred dividends, Series A	5,000	5,055	5,111	5,112	6,977
Less: U.S. Treasury preferred dividends	66,279	26,579	-	-	-
Less: Dividends and undistributed earnings allocated to unvested shares	(11,065)	(4,283)	2,937	5,282	2,023

Net income/(loss) available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company stock dividend	($888,422)	($639,937)	$186,961	$169,423	$304,380

Total average assets	$178,871,285	$177,047,258	$173,888,490	$175,548,768	$176,916,901
Average net unrealized securities gains	(1,341,146)	(1,371,624)	(1,526,431)	(2,295,932)	(2,453,981)

Average assets less net unrealized securities gains	$177,530,139	$175,675,634	$172,362,059	$173,252,836	$174,462,920

Total average common shareholders’ equity	$17,144,179	$17,600,105	$17,597,380	$17,709,264	$17,678,719
Average accumulated other comprehensive income	(824,314)	(996,955)	(871,413)	(1,488,305)	(1,533,427)

Total average realized common shareholders’ equity	$16,319,865	$16,603,150	$16,725,967	$16,220,959	$16,145,292

Return on average total assets	(1.85)%	(0.78)%	0.71%	1.24%	0.66%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.04)	(0.61)	(0.26)	(0.82)	0.06

Return on average total assets less net unrealized securities gains [1]	(1.89)%	(1.39)%	0.45%	0.42%	0.72%

Return on average common shareholders’ equity	(20.71)%	(8.47)%	6.88%	12.04%	6.41%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(1.37)	(6.86)	(2.43)	(7.72)	1.17

Return on average realized common shareholders’ equity [2]	(22.08)%	(15.33)%	4.45%	4.32%	7.58%

Efficiency ratio [3]	97.22%	82.34%	67.67%	52.94%	56.27%
Impact of excluding amortization/impairment of goodwill/intangible assets other than MSRs	(34.25)	(0.90)	(0.75)	(2.49)	(0.93)

Tangible efficiency ratio [4]	62.97%	81.44%	66.92%	50.45%	55.34%

Total shareholders’ equity	$21,645,626	$22,500,805	$18,069,378	$18,023,095	$18,548,603
Goodwill	(6,224,610)	(6,941,104)	(7,062,869)	(7,056,015)	(6,923,033)
Other intangible assets including MSRs	(1,049,155)	(978,211)	(1,328,055)	(1,394,941)	(1,379,522)
MSRs	894,797	810,474	1,150,013	1,193,450	1,143,405

Tangible equity	15,266,658	15,391,964	10,828,467	10,765,589	11,389,453
Preferred stock	(5,227,357)	(5,221,703)	(500,000)	(500,000)	(500,000)

Tangible common equity	$10,039,301	$10,170,261	$10,328,467	$10,265,589	$10,889,453

Total assets	$179,116,402	$189,137,961	$174,776,760	$177,232,727	$178,986,947
Goodwill	(6,309,431)	(7,043,503)	(7,062,869)	(7,056,015)	(6,923,033)
Other intangible assets including MSRs	(1,103,333)	(1,035,427)	(1,389,965)	(1,442,056)	(1,430,268)
MSRs	894,797	810,474	1,150,013	1,193,450	1,143,405

Tangible assets	$172,598,435	$181,869,505	$167,473,939	$169,928,106	$171,777,051

Tangible equity to tangible assets [5]	8.85%	8.46%	6.47%	6.34%	6.63%
Tangible common equity to tangible assets[6]	5.82%	5.59%	6.17%	6.04%	6.34%
Tangible book value per common share[8]	$28.15	$28.69	$29.18	$29.04	$31.13
Net interest income	$1,062,098	$1,176,860	$1,146,213	$1,156,716	$1,139,867
Taxable-equivalent adjustment	30,859	31,790	29,466	28,256	27,975

Net interest income - FTE	1,092,957	1,208,650	1,175,679	1,184,972	1,167,842
Noninterest income	1,146,542	717,729	1,285,222	1,413,010	1,057,502

Total revenue - FTE	2,239,499	1,926,379	2,460,901	2,597,982	2,225,344
Securities (gains)/losses, net	(3,377)	(411,053)	(173,046)	(549,787)	60,586

Total revenue - FTE excluding net securities (gains)/losses [7]	$2,236,122	$1,515,326	$2,287,855	$2,048,195	$2,285,930

[1]

SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of common shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average assets less net unrealized securities gains.

[2]

SunTrust believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca -Cola Company dividend, net of tax, by average realized common shareholders’ equity.

[3]

Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[4]

SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]

SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

[6]

SunTrust presents a tangible common equity to tangible assets ratio that excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry who also use this measure. This measure is also used by management to analyze capital adequacy.

[7]

SunTrust presents total revenue- FTE excluding net realized securities (gains)/losses. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven and is more indicative of normalized operations.

[8]

SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry. This measure is also used by management to analyze capital adequacy.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31 2009	December 31 2008	September 30 2008	June 30 2008	March 31 2008

NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE

Total noninterest expense	$2,177,327	$1,586,153	$1,665,295	$1,375,342	$1,252,233

Goodwill/intangible impairment charges other than MSRs	751,156	-	-	45,000	-

Total noninterest expense excluding goodwill/intangible impairment charges other than MSRs[1]	$1,426,171	$1,586,153	$1,665,295	$1,330,342	$1,252,233

Net income/(loss)	($815,167)	($347,587)	$312,444	$540,362	$290,555
Goodwill/intangible impairment charges other than MSRs, after tax	723,853	-	-	27,281	-

Net income/(loss) excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($91,314)	($347,587)	$312,444	$567,643	$290,555

Net income/(loss) available to common shareholders	($875,381)	($374,938)	$304,397	$529,968	$281,555
Goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	714,824	-	-	27,006	-

Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($160,557)	($374,938)	$304,397	$556,974	$281,555

Net income/(loss) per average common share, diluted	($2.49)	($1.07)	$0.87	$1.52	$0.81
Impact of excluding goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	2.03	-	-	0.07	-

Net income/(loss) per average diluted common share, excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($0.46)	($1.07)	$0.87	$1.59	$0.81

1 SunTrust presents noninterest expense, net income/(loss), net income/(loss) available to common shareholders, and net income/(loss) per average common diluted share that excludes the portion of the impairment charges on goodwill and intangible assets other than MSRs allocated to the common shareholders. The Company believes this measure is useful to investors, because removing the non-cash impairment charges provides a more representative view of normalized operations and the measure also allows better comparability with peers in the industry who also provide a similar presentation when applicable. In addition, management uses this measure internally to analyze performance.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE

(Unaudited)

	Three Months Ended

	March 31 2009	December 31 2008	Increase/(Decrease)[2]		Sequential Annualized[1] %	March 31 2009	March 31 2008	Increase/(Decrease)[2]
			Amount	%				Amount	%
STATEMENTS OF INCOME (Dollars in thousands)
NET INTEREST INCOME	$1,062,098	$1,176,860	($114,762)	(9.8)%	(39.0)%	$1,062,098	$1,139,867	($77,769)	(6.8)%
Provision for loan losses [3]	994,098	962,494	31,604	3.3	13.1	994,098	560,022	434,076	77.5

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	68,000	214,366	(146,366)	(68.3)	NM	68,000	579,845	(511,845)	(88.3)

NONINTEREST INCOME
Service charges on deposit accounts	206,394	221,751	(15,357)	(6.9)	(27.7)	206,394	211,839	(5,445)	(2.6)
Trust and investment management income	116,010	126,426	(10,416)	(8.2)	(33.0)	116,010	161,102	(45,092)	(28.0)
Retail investment services	56,713	70,238	(13,525)	(19.3)	(77.0)	56,713	72,300	(15,587)	(21.6)
Other charges and fees	124,321	125,206	(885)	(0.7)	(2.8)	124,321	127,231	(2,910)	(2.3)
Investment banking income	59,534	57,962	1,572	2.7	10.8	59,534	55,420	4,114	7.4
Trading account profits/(losses) and commissions	107,293	(61,879)	169,172	NM	NM	107,293	28,218	79,075	NM
Card fees	75,660	77,909	(2,249)	(2.9)	(11.5)	75,660	73,761	1,899	2.6
Mortgage production related income/(loss)	250,470	(27,717)	278,187	NM	NM	250,470	85,549	164,921	NM
Mortgage servicing related income/(loss)	83,352	(336,129)	419,481	NM	NM	83,352	29,098	54,254	NM
Gain/(loss) on sale of businesses	-	(2,711)	2,711	100.0	NM	-	89,390	(89,390)	(100.0)
Gain on Visa IPO	-	-	-	-	-	-	86,305	(86,305)	(100.0)
Net gain on sale/leaseback of premises	-	-	-	-	-	-	37,039	(37,039)	(100.0)
Net gain on extinguishment of debt	25,304	-	25,304	NM	NM	25,304	-	25,304	NM
Other noninterest income	38,114	55,620	(17,506)	(31.5)	NM	38,114	60,836	(22,722)	(37.4)
Securities gains/(losses), net	3,377	411,053	(407,676)	(99.2)	NM	3,377	(60,586)	63,963	NM

Total noninterest income	1,146,542	717,729	428,813	59.7	NM	1,146,542	1,057,502	89,040	8.4

NONINTEREST EXPENSE
Employee compensation and benefits	736,052	638,014	98,038	15.4	61.5	736,052	715,083	20,969	2.9
Net occupancy expense	87,417	86,620	797	0.9	3.7	87,417	86,441	976	1.1
Outside processing and software	138,361	143,880	(5,519)	(3.8)	(15.3)	138,361	109,165	29,196	26.7
Equipment expense	43,540	47,892	(4,352)	(9.1)	(36.3)	43,540	52,395	(8,855)	(16.9)
Marketing and customer development	34,725	51,636	(16,911)	(32.8)	NM	34,725	55,703	(20,978)	(37.7)
Amortization/impairment of goodwill/intangible assets	767,016	17,259	749,757	NM	NM	767,016	20,715	746,301	NM
Visa litigation	-	(14,345)	14,345	100.0	NM	-	(39,124)	39,124	100.0
Net loss on extinguishment of debt	-	-	-	-	-	-	11,723	(11,723)	(100.0)
Operating losses [3]	22,621	236,078	(213,457)	(90.4)	NM	22,621	30,263	(7,642)	(25.3)
Mortgage reinsurance	-	99,999	(99,999)	(100.0)	NM	-	7,011	(7,011)	(100.0)
Other noninterest expense	347,595	279,120	68,475	24.5	98.1	347,595	202,858	144,737	71.3

Total noninterest expense	2,177,327	1,586,153	591,174	37.3	NM	2,177,327	1,252,233	925,094	73.9

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES AND NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(962,785)	(654,058)	(308,727)	(47.2)	NM	(962,785)	385,114	(1,347,899)	NM
Less: Pre-tax income attributable to noncontrolling interest	3,159	2,485	674	27.1	NM	3,159	2,911	248	8.5
Provision/(benefit) for income taxes	(150,777)	(308,956)	158,179	51.2	NM	(150,777)	91,648	(242,425)	NM

NET INCOME/(LOSS)	(815,167)	(347,587)	(467,580)	NM	NM	(815,167)	290,555	(1,105,722)	NM
Preferred dividends, Series A	5,000	5,055	(55)	(1.1)	(4.4)	5,000	6,977	(1,977)	(28.3)
U.S. Treasury preferred dividends	66,279	26,579	39,700	NM	NM	66,279	-	66,279	NM
Dividends and undistributed earnings allocated to unvested shares	(11,065)	(4,283)	(6,782)	NM	NM	(11,065)	2,023	(13,088)	NM

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($875,381)	($374,938)	($500,443)	NM %	NM %	($875,381)	$281,555	($1,156,936)	NM %

REVENUE (Dollars in thousands)
Net interest income	$1,062,098	$1,176,860	($114,762)	(9.8)%	(39.0)%	$1,062,098	$1,139,867	($77,769)	(6.8)%
Taxable-equivalent adjustment	30,859	31,790	(931)	(2.9)	(11.7)	30,859	27,975	2,884	10.3

Net interest income - FTE	1,092,957	1,208,650	(115,693)	(9.6)	(38.3)	1,092,957	1,167,842	(74,885)	(6.4)
Noninterest income	1,146,542	717,729	428,813	59.7	NM	1,146,542	1,057,502	89,040	8.4

Total revenue - FTE	$2,239,499	$1,926,379	$313,120	16.3	65.0	$2,239,499	$2,225,344	$14,155	0.6

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial-FTE	$39,199	$40,464	($1,265)	(3.1)%	(12.5)%	$39,199	$36,375	$2,824	7.8%
Real estate home equity lines	15,907	15,803	104	0.7	2.6	15,907	14,603	1,304	8.9
Real estate construction	7,376	8,915	(1,539)	(17.3)	(69.1)	7,376	12,450	(5,074)	(40.8)
Real estate 1-4 family	29,945	31,007	(1,062)	(3.4)	(13.7)	29,945	32,440	(2,495)	(7.7)
Real estate commercial	15,339	14,737	602	4.1	16.3	15,339	13,113	2,226	17.0
Credit card	972	999	(27)	(2.7)	(10.7)	972	774	198	25.6
Consumer - direct	5,165	5,009	156	3.1	12.5	5,165	4,063	1,102	27.1
Consumer - indirect	6,624	6,821	(197)	(2.9)	(11.5)	6,624	7,646	(1,022)	(13.4)
Nonaccrual and restructured	4,807	3,853	954	24.7	99.0	4,807	1,799	3,008	NM

Total loans	$125,334	$127,608	($2,273)	(1.8)%	(7.1)%	$125,334	$123,263	$2,071	1.7%

Average deposits
Noninterest bearing deposits	$22,827	$20,955	$1,872	8.9%	35.7%	$22,827	$20,616	$2,211	10.7%
NOW accounts	21,244	20,095	1,149	5.7	22.9	21,244	21,981	(737)	(3.4)
Money market accounts	29,317	27,969	1,348	4.8	19.3	29,317	25,343	3,974	15.7
Savings	3,443	3,460	(17)	(0.5)	(2.0)	3,443	3,917	(474)	(12.1)
Consumer and other time	30,684	29,760	924	3.1	12.4	30,684	29,311	1,373	4.7

Total consumer and commercial deposits	107,515	102,239	5,276	5.2	20.6	107,515	101,168	6,347	6.3
Brokered and foreign deposits	7,417	12,648	(5,231)	(41.4)	NM	7,417	15,469	(8,052)	(52.1)

Total deposits	$114,932	$114,887	$45	0.0%	0.0%	$114,932	$116,637	($1,705)	(1.5)%

SELECTED CREDIT DATA (Dollars in thousands)

Nonaccrual loans	$4,640,988	$3,940,026	$700,962	17.8%	71.2%	$4,640,988	$2,037,960	$2,603,028	NM %
Other real estate owned (OREO)	593,579	500,481	93,098	18.6	74.4	593,579	244,906	348,673	NM
Other repossessed assets	11,807	15,866	(4,059)	(25.6)	NM	11,807	6,340	5,467	86.2

Total nonperforming assets	$5,246,374	$4,456,373	$790,001	17.7%	70.9%	$5,246,374	$2,289,206	$2,957,168	NM %

Allowance for loan and lease losses	$2,735,000	$2,350,996	$384,004	16.3%	65.3%	$2,735,000	$1,545,340	$1,189,660	77.0%

1 Multiply percentage change by 4 to calculate sequential annualized change.

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

3 During the first quarter of 2009, the Company began incorporating certain types of loan-related losses in the allowance for loan and lease losses. These losses, representing borrower misrepresentation and insurance claim denials, were previously recorded within noninterest expense.

SunTrust Banks, Inc. and Subsidiaries

RETAIL AND COMMERCIAL LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31 2009	March 31 2008	% Change[3]

Statements of Income

Net interest income[1]	$549,271	$633,731	(13.3)%
FTE adjustment	8,793	8,785	0.1

Net interest income - FTE	558,064	642,516	(13.1)
Provision for loan losses[2]	219,031	103,556	NM

Net interest income after provision for loan losses - FTE	339,033	538,960	(37.1)

Noninterest income before securities gains/(losses)	329,209	331,488	(0.7)
Securities losses, net	(72)	-	-

Total noninterest income	329,137	331,488	(0.7)

Noninterest expense before amortization/impairment of goodwill/intangible assets	696,015	626,779	11.0
Amortization/impairment of goodwill/intangible assets	311,113	14,941	NM

Total noninterest expense	1,007,128	641,720	56.9

Income/(loss) before provision/(benefit) for income taxes and income attributable to noncontrolling interest	(338,958)	228,728	NM
Less: pre-tax income attributable to noncontrolling interest	-	-	-
Provision/(benefit) for income taxes	(51,355)	55,639	NM
FTE adjustment	8,793	8,785	0.1

Net income/(loss)	($296,396)	$164,304	NM

Total revenue - FTE	$887,201	$974,004	(8.9)

Selected Average Balances

Total loans	$50,453,738	$50,402,018	0.1%
Goodwill	6,206,435	6,089,255	1.9
Other intangible assets excluding MSRs	138,996	165,700	(16.1)
Total assets	58,164,316	58,010,005	0.3
Consumer and Commercial Deposits	86,654,408	82,372,969	5.2

Performance Ratios

Efficiency ratio	113.52%	65.88%
Impact of excluding amortization/impairment of goodwill/intangible assets	(41.13)	(5.85)

Tangible efficiency ratio	72.39%	60.03%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31 2009	March 31 2008	% Change[3]

Statements of Income

Net interest income[1]	$76,160	$58,194	30.9%
FTE adjustment	18,275	14,038	30.2

Net interest income - FTE	94,435	72,232	30.7
Provision for loan losses[2]	75,070	(376)	NM

Net interest income after provision for loan losses - FTE	19,365	72,608	(73.3)

Noninterest income before securities gains/(losses)	159,270	150,529	5.8
Securities gains/(losses), net	-	-	-

Total noninterest income	159,270	150,529	5.8

Noninterest expense before amortization of intangible assets	151,796	134,355	13.0
Amortization of intangible assets	122	122	-

Total noninterest expense	151,918	134,477	13.0

Income/(loss) before provision/(benefit) for income taxes and income attributable to noncontrolling interest	26,717	88,660	(69.9)
Less: pre-tax income attributable to noncontrolling interest	-	-	-
Provision/(benefit) for income taxes	(7,607)	13,958	NM
FTE adjustment	18,275	14,038	30.2

Net income	$16,049	$60,664	(73.5)

Total revenue - FTE	$253,705	$222,761	13.9

Selected Average Balances

Total loans	$23,205,539	$19,664,675	18.0%
Goodwill	223,307	223,426	(0.1)
Other intangible assets excluding MSRs	305	801	(61.9)
Total assets	34,796,955	29,703,886	17.1
Consumer and Commercial Deposits	7,214,294	6,255,368	15.3

Performance Ratios

Efficiency ratio	59.88%	60.37%
Impact of excluding amortization of intangible assets	(0.66)	(0.73)

Tangible efficiency ratio	59.22%	59.64%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

HOUSEHOLD LENDING LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended
	March 31 2009	March 31 2008	% Change[3]
Statements of Income

Net interest income[1]	$201,902	$187,561	7.6%
FTE adjustment	-	-	-

Net interest income - FTE	201,902	187,561	7.6
Provision for loan losses[2]	305,820	188,092	62.6

Net interest loss after provision for loan losses - FTE	(103,918)	(531)	NM

Noninterest income before securities gains/(losses)	336,660	152,603	NM
Securities losses, net	(723)	(5,010)	(85.6)

Total noninterest income	335,937	147,593	NM

Noninterest expense before amortization/impairment of goodwill/intangible assets	345,559	255,293	35.4
Amortization/impairment of goodwill/intangible assets	452,294	763	NM

Total noninterest expense	797,853	256,056	NM

Loss before benefit for income taxes and income attributable to noncontrolling interest	(565,834)	(108,994)	NM
Less: pre-tax income attributable to noncontrolling interest	869	442	96.6
Benefit for income taxes	(63,673)	(45,638)	39.5
FTE adjustment	-	-	-

Net loss	($503,030)	($63,798)	NM

Total revenue - FTE	$537,839	$335,154	60.5

Selected Average Balances

Total loans	$43,279,858	$45,009,044	(3.8)%
Goodwill	283,291	276,592	2.4
Other intangible assets excluding MSRs	9,355	1,274	NM
Total assets	52,482,628	58,013,698	(9.5)
Consumer and Commercial Deposits	2,954,598	2,105,235	40.3

Performance Ratios

Efficiency ratio	148.34%	76.40%
Impact of excluding amortization/impairment of goodwill/intangible assets	(84.50)	(0.93)

Tangible efficiency ratio	63.84%	75.47%

Other Information

Production Data
Channel mix
Retail	$6,380,622	$5,357,407	19.1%
Wholesale	3,605,375	4,204,623	(14.3)
Correspondent	3,456,256	2,169,602	59.3

Total production	$13,442,253	$11,731,632	14.6

Channel mix - percent
Retail	47%	46%
Wholesale	27	36
Correspondent	26	18

Total production	100%	100%

Purchase and refinance mix
Refinance	$10,800,272	$6,715,286	60.8
Purchase	2,641,981	5,016,346	(47.3)

Total production	$13,442,253	$11,731,632	14.6

Purchase and refinance mix - percent
Refinance	80%	57%
Purchase	20	43

Total production	100%	100%

Applications	$25,614,207	$21,209,440	20.8

Mortgage Servicing Data (End of Period)
Total loans serviced	$166,420,008	$155,450,933	7.1%
Total loans serviced for others	131,882,752	121,147,815	8.9
Net carrying value of MSRs	894,797	1,143,405	(21.7)
Ratio of net carrying value of MSRs to total loans serviced for others	0.678%	0.944%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended
	March 31 2009	March 31 2008	% Change
Statements of Income

Net interest income[1]	$69,744	$79,906	(12.7)%
FTE adjustment	4	10	(60.0)

Net interest income - FTE	69,748	79,916	(12.7)
Provision for loan losses[2]	9,798	5,116	91.5

Net interest income after provision for loan losses - FTE	59,950	74,800	(19.9)

Noninterest income before securities gains/(losses)	173,193	331,358	(47.7)
Securities gains, net	3	4	(25.0)

Total noninterest income	173,196	331,362	(47.7)

Noninterest expense before amortization of intangible assets	220,537	239,084	(7.8)
Amortization of intangible assets	3,385	4,786	(29.3)

Total noninterest expense	223,922	243,870	(8.2)

Income before provision for income taxes and income attributable to noncontrolling interest	9,224	162,292	(94.3)
Less: pre-tax income attributable to noncontrolling interest	-	219	(100.0)
Provision for income taxes	3,733	59,214	(93.7)
FTE adjustment	4	10	(60.0)

Net income	$5,487	$102,849	(94.7)

Total revenue - FTE	$242,944	$411,278	(40.9)

Selected Average Balances

Total loans	$8,162,721	$7,890,128	3.5%
Goodwill	338,211	332,890	1.6
Other intangible assets excluding MSRs	63,648	126,269	(49.6)
Total assets	8,909,689	8,805,524	1.2
Consumer and Commercial Deposits	10,032,542	9,794,424	2.4

Performance Ratios

Efficiency ratio	92.17%	59.30%
Impact of excluding amortization of intangible assets	(3.12)	(1.89)

Tangible efficiency ratio	89.05%	57.41%

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$105,316,231	$140,439,761	(25.0)%
Non-managed assets	40,363,929	63,875,844	(36.8)

Total assets under administration	145,680,160	204,315,605	(28.7)

Brokerage assets	28,760,749	39,279,523	(26.8)
Corporate trust assets	6,659,408	4,699,047	41.7

Total assets under advisement	$181,100,317	$248,294,175	(27.1)

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands)       (Unaudited)

	Three Months Ended
	March 31 2009	March 31 2008	% Change[2]

Statements of Income

Net interest income	$165,021	$180,475	(8.6)%
FTE adjustment	3,787	5,142	(26.4)

Net interest income - FTE	168,808	185,617	(9.1)
Provision for loan losses[1]	384,379	263,634	45.8

Net interest loss after provision for loan losses - FTE	(215,571)	(78,017)	NM

Noninterest income before securities gains/(losses)	144,833	152,110	(4.8)
Securities gains/(losses), net	4,169	(55,580)	NM

Total noninterest income	149,002	96,530	54.4

Noninterest expense before amortization of intangible assets	(3,596)	(23,993)	(85.0)
Amortization of intangible assets	102	103	(1.0)

Total noninterest expense	(3,494)	(23,890)	(85.4)

Income/(loss) before provision/(benefit) for income taxes and income attributable to noncontrolling interest	(63,075)	42,403	NM
Less: pre-tax income attributable to noncontrolling interest	2,290	2,250	1.8
Provision/(benefit) for income taxes	(31,875)	8,475	NM
FTE adjustment	3,787	5,142	(26.4)

Net income/(loss)	($37,277)	$26,536	NM

Total revenue - FTE	$317,810	$282,147	12.6

Selected Average Balances

Total loans	$231,641	$297,170	(22.1)%
Securities available for sale	18,686,431	15,350,028	21.7
Goodwill	-	714	(100.0)
Other intangible assets excluding MSRs	4,070	4,484	(9.2)
Total assets	24,517,697	22,383,788	9.5
Consumer and Commercial Deposits	659,136	640,416	2.9

Other Information

Duration of investment portfolio	2.2%	4.3%

Accounting net interest income interest rate sensitivity[3]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	2.1%	0.4%
Instantaneous 100 bp decrease in rates over next 12 months	(0.4)%	(1.0)%

Economic net interest income interest rate sensitivity[3]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	1.5%	(0.8)%
Instantaneous 100 bp decrease in rates over next 12 months	0.1%	0.2%

[1]	Provision for loan losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long-term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands)    (Unaudited)

	Three Months Ended
	March 31 2009	March 31 2008	% Change[1]
Statements of Income

Net interest income	$1,062,098	$1,139,867	(6.8)%
FTE adjustment	30,859	27,975	10.3

Net interest income - FTE	1,092,957	1,167,842	(6.4)
Provision for loan losses	994,098	560,022	77.5

Net interest income after provision for loan losses - FTE	98,859	607,820	(83.7)

Noninterest income before securities gains/(losses)	1,143,165	1,118,088	2.2
Securities gains/(losses), net	3,377	(60,586)	NM

Total noninterest income	1,146,542	1,057,502	8.4

Noninterest expense before amortization/impairment of goodwill/intangible assets	1,410,311	1,231,518	14.5
Amortization/impairment of goodwill/intangible assets	767,016	20,715	NM

Total noninterest expense	2,177,327	1,252,233	73.9

Income/(loss) before provision/(benefit) for income taxes and income attributable to noncontrolling interest	(931,926)	413,089	NM
Less: pre-tax income attributable to noncontrolling interest	3,159	2,911	8.5
Provision/(benefit) for income taxes	(150,777)	91,648	NM
FTE adjustment	30,859	27,975	10.3

Net income/(loss)	($815,167)	$290,555	NM

Total revenue - FTE	$2,239,499	$2,225,344	0.6

Selected Average Balances

Total loans	$125,333,497	$123,263,035	1.7%
Goodwill	7,051,244	6,922,877	1.9
Other intangible assets excluding MSRs	216,374	298,528	(27.5)
Total assets	178,871,285	176,916,901	1.1
Consumer and Commercial Deposits	107,514,978	101,168,412	6.3

Performance Ratios

Efficiency ratio	97.22%	56.27%
Impact of excluding amortization/impairment of goodwill/intangible assets	(34.25)	(0.93)

Tangible efficiency ratio	62.97%	55.34%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.